Exhibit 99.1

Arch Therapeutics Announces Attendance at 2019 Symposium on Advanced Wound Care Conference (SAWC) and Release of a New AC5TM Topical Gel Video

FRAMINGHAM, Mass., April 24, 2019 (GLOBE NEWSWIRE) -- Arch Therapeutics, Inc. (OTCQB: ARTH) ("Arch" or the "Company"), developer of products for dermal science and biosurgical applications, today announced that the company will attend The Symposium on Advanced Wound Care Spring (SAWC) from May 7-11 in San Antonio, TX and that a video demonstration of AC5TM Topical Gel is available for viewing on the website of the journal, Wounds. Both Wounds and SAWC are owned by HMP Global.

Chief Executive Officer, Terrence W. Norchi, MD and Dan Wadsworth, Dermal Sciences Commercialization Advisor, will attend the symposium. A video entitled “Demonstration of AC5TM Topical Gel in Porcine Full-Thickness Surgical Wound Models” was produced for the conference.

The video illustrates the use of AC5TM Topical Gel in porcine surgical wound models of a skin graft (harvest and placement) and of incisions made in the presence of the anticoagulant heparin. Dr. Daniel Kapp, Chief of Plastic Surgery at Palm Beach Gardens Medical Center and advisor to Arch, performed the demonstrations and narrated the video.

The video is available for viewing at www.woundsresearch.com/video/arch and www.archtherapeutics.com. Arch provided AC5TM Topical Gel as well as financial support for the experimental demonstration and production of this presentation.

Registration for the Symposium can be found at the following link: https://www.sawcspring.com.

About Arch Therapeutics, Inc.

Arch Therapeutics, Inc. is a biotechnology company developing a novel approach to stop bleeding (hemostasis), control leaking (sealant) and manage wounds during surgery, trauma and interventional care. Arch is developing products based on an innovative self-assembling barrier technology platform with the goal of making care faster and safer for patients. Arch's development stage product candidates include AC5™ Topical Gel, AC5™ Topical Hemostat1 and AC5™ Surgical Hemostat.1

About The Symposium on Advanced Wound Care

The Symposium on Advanced Wound Care Spring/Wound Healing Society meeting features exciting new cutting-edge topics led by the most dynamic and influential educators in wound healing to further move the wound care community forward, and create a dynamic and unified voice to support our shared mission – improving patient care.

ABOUT HMP

HMP is the force behind Healthcare Made Practical – and is a multichannel leader in health care events and education, with a mission to improve patient care. The company produces accredited medical education events and clinically relevant, evidence-based content for the global health care community across a range of therapeutic areas. Its brands include Consultant360, the year-round, award-winning platform relied upon by primary care providers and other specialists; Psych Congress, the largest independent mental health meeting in the U.S.; EMS World Expo, North America’s largest EMT and paramedic event; and the Symposium on Advanced Wound Care (SAWC), the largest wound care meeting in the world. For more information, visit hmpglobal.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to obtain required regulatory approvals, our ability to produce commercial quantities of our products within projected timeframes, our ability to develop and commercialize products based on our technology platform, and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Source: Arch Therapeutics, Inc.

Contact

ARTH Investor Relations

Toll Free: +1-855-340-ARTH (2784) (US and Canada)

Email: investors@archtherapeutics.com

Website: www.archtherapeutics.com

or

Richard Davis

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2308

Email: rdavis@archtherapeutics.com

Website: www.archtherapeutics.com

1.	AC5 Topical Hemostat and AC5 Surgical Hemostat are currently investigational devices and are limited by federal law to investigational use.